UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
September 30, 2010
Date of Report (date of earliest event reported)

HANMI FINANCIAL CORPORATION
(exact names of registrant as specified in its charter)

Delaware	Commission File Number	95-4788120
(state or other jurisdiction of incorporation or organization)	000-30421	(I.R.S.Employer Identification Number)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California 90010
(Address of principal executive offices, including zip code)
(213) 382-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
     On September 30, 2010, Hanmi Financial Corporation (the “Company”) and Woori Finance Holdings Co. Ltd. (“Investor”) entered into Amendment No. 1 (the “Amendment”) to that certain Securities Purchase Agreement (the “Agreement”), dated May 25, 2010. Pursuant to correspondence with NASDAQ regarding the application of its voting rights policy, the Amendment amends and restates Section 5.3 of the Agreement, which addresses the initial make-up of the Company’s (and its subsidiaries) Board of Directors following the closing of the transaction between the Company and Investor. The Agreement provided that the Board of Directors would be comprised of seven (7) directors and granted Investor the right to appoint five (5) directors, one of whom would be the Company’s Chief Executive Officer and President, with the other two (2) directors selected by the Company from the directors serving immediately prior to the closing.
     Following the Amendment, Investor has the right to appoint four (4) directors and propose the individual who will serve as the Company’s Chief Executive Officer and President; the proposal being subject to agreement by the Company, receipt of the necessary regulatory approvals and compliance with applicable law. The Chief Executive Officer and President will also serve as a director and the remaining two (2) directors will be selected by the Company from the directors serving immediately prior to the closing. In addition, the Amendment clarifies that Investor’s contractual appointment right is a one-time right. Following exercise of Investor’s appointment right, it will rely upon its voting rights under, and subject to compliance with applicable laws, rules and regulations and the Company’s Amended and Restated Certificate of Incorporation and Bylaws. Finally, the Amendment changes the Outside Date (as that term is defined in the Agreement) from September 30, 2010 to November 15, 2010.
     A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement, dated September 30, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION (Registrant)
Date: September 30, 2010	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement, dated September 30, 2010

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